   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 14, 1995
                                                      REGISTRATION NO. 33-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             CONE MILLS CORPORATION
             (Exact name of registrant as specified in its charter)

          NORTH CAROLINA                    56-0367025
 (State or other jurisdiction of         (I.R.S. Employer
  incorporation or organization)      Identification Number)

                               1201 MAPLE STREET
                        GREENSBORO, NORTH CAROLINA 27405
                                 (910) 379-6246
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                              NEIL W. KOONCE, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                             CONE MILLS CORPORATION
                               1201 MAPLE STREET
                        GREENSBORO, NORTH CAROLINA 27405
                                 (910) 379-6568
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                          COPIES OF COMMUNICATIONS TO:

                 DORIS R. BRAY, ESQ.                                   BRUCE N. HAWTHORNE, ESQ.
     SCHELL BRAY AYCOCK ABEL & LIVINGSTON L.L.P.                           KING & SPALDING
                POST OFFICE BOX 21847                                    191 PEACHTREE STREET
           GREENSBORO, NORTH CAROLINA 27420                          ATLANTA, GEORGIA 30303-1763
                    (910) 370-8800                                          (404) 572-4600

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined in light of market conditions.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box. [X]
                       CALCULATION OF REGISTRATION FEE
[CAPTION]

     TITLE OF EACH CLASS                                      PROPOSED MAXIMUM          PROPOSED MAXIMUM
       OF SECURITIES TO               AMOUNT TO BE             OFFERING PRICE          AGGREGATE OFFERING
        BE REGISTERED                  REGISTERED               PER UNIT (1)               PRICE (1)
Debt Securities.............          $100,000,000                  100%                  $100,000,000
     TITLE OF EACH CLASS               AMOUNT OF
       OF SECURITIES TO               REGISTRATION
        BE REGISTERED                     FEE
Debt Securities.............            $34,483

(1) Estimated solely for the purpose of calculating the registration fee.
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 14, 1995
PROSPECTUS

                         (Cone Mills logo appears here)

                                DEBT SECURITIES
     Cone Mills Corporation (the "Company") may offer from time to time, in one or more series, debt securities consisting of debentures, notes, and/or other unsecured evidences of indebtedness ("Debt Securities") with an aggregate initial public offering price of up to $100,000,000 on terms to be determined at the time of sale. The specific terms of the Debt Securities, including, where applicable, the designation, aggregate principal amount, denominations, purchase price, maturity, interest rate (which may be fixed or variable) and time of payment of interest, if any, any terms for mandatory or optional redemption, any terms for sinking fund payments, any listing on a securities exchange and any other specific terms in connection with the sale of the Debt Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement").
     The Debt Securities may be offered directly or through agents, dealers or underwriters designated from time to time. See "Plan of Distribution." The names of any such agents, dealers or underwriters are set forth in the accompanying Prospectus Supplement.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
          PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
              CRIMINAL OFFENSE.
               The date of this Prospectus is              , 1995

     No person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus or the accompanying Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any agent, dealer or underwriter. Neither the delivery of this Prospectus or the accompanying Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that the information contained herein or in the accompanying Prospectus Supplement is correct as of any date subsequent to the date hereof or thereof or that there has been no change in the affairs of the Company since the date hereof or thereof. Neither this Prospectus nor the accompanying Prospectus Supplement constitutes an offer to sell or solicitation of an offer to buy Debt Securities in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
                             AVAILABLE INFORMATION
     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Company's Common Stock is listed on the New York Stock Exchange (the "Exchange") and similar information concerning the Company can be inspected at the offices of the Exchange at 20 Broad Street, New York, New York 10005.
     This Prospectus constitutes a part of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933 (the "Securities Act"). This Prospectus and the accompanying Prospectus Supplement omit certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Debt Securities. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.
                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents have been previously filed by the Company with the Commission and are hereby incorporated by reference in this Prospectus as of their respective dates: (a) Annual Report on Form 10-K for the year ended January 2, 1994, (b) Quarterly Report on Form 10-Q for the quarter ended April 3, 1994, (c) Quarterly report on Form 10-Q for the quarter ended July 3, 1994,
(d) Quarterly Report on Form 10-Q for the quarter ended October 2, 1994, (e) Current Report on Form 8-K dated December 2, 1994, and (f) Amendment to Current Report on Form 8-K/A dated February 13, 1995.
     All reports and any definitive proxy or information statements filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of the documents incorporated by reference herein (other than exhibits to such documents which are not specifically incorporated by reference into such documents). Written requests for such copies should be directed to the Treasurer, Cone Mills Corporation, 1201 Maple Street, Greensboro, North Carolina 27405. Telephone requests may be directed to (910) 379-6246.
                                       2

                                  THE COMPANY
     Cone Mills Corporation is the largest producer of denim fabrics in the world and is the largest printer of home furnishings fabrics in North America.
     The Company is a North Carolina corporation organized in 1948 to succeed a business founded in 1891. The Company's principal executive offices are located at 1201 Maple Street, Greensboro, North Carolina 27405, and its telephone number is (910) 379-6220. The term the "Company" as used herein includes Cone Mills Corporation and its subsidiaries.
                                USE OF PROCEEDS
     Except as may be otherwise set forth in the Prospectus Supplement accompanying this Prospectus, the net proceeds from the sale of the Debt Securities will be used for general corporate purposes, which may include financing capital expenditures and working capital requirements and repaying short-term or long-term borrowings. Funds not required immediately for those purposes may be invested temporarily in short-term marketable securities.
                       RATIO OF EARNINGS TO FIXED CHARGES
     The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, "earnings" include pretax income from continuing operations plus certain fixed charges. "Fixed charges" include interest, whether expensed or capitalized, amortization of debt expense and the portion of rental expense which is representative of the interest factor in these rentals. The following table presents (i) the ratio of earnings to fixed charges of the Company for each of the fiscal years 1989 through 1993 and for the first nine months of fiscal years 1993 and 1994 and (ii) the pro forma ratio of earnings to fixed charges for fiscal 1993 and for the first nine months of fiscal 1994. The pro forma ratios of earnings to fixed charges give effect to the Company's acquisition of substantially all of the assets of the successor of Golding Industries, Inc. on December 2, 1994 and the Company's related borrowings and other transactions described in the pro forma financial statements incorporated by reference in this Prospectus, in each case as if such transactions had occurred at the beginning of such periods.

                                                                   FIRST NINE
                                                                     MONTHS                   FISCAL YEAR
                                                                  1994    1993    1993    1992    1991    1990    1989
Actual ratio of earnings to fixed charges......................   6.09    9.26    8.93    5.93    1.74    1.60    2.48
Pro Forma ratio of earnings to fixed charges...................   5.21            6.94

                         DESCRIPTION OF DEBT SECURITIES
     The Debt Securities will be issued under an Indenture dated as of February 14, 1995 (hereinafter referred to as of the "Indenture"), between the Company and Wachovia Bank of North Carolina, N.A., as Trustee (hereinafter referred to as the "Trustee"). The following statements are subject to the detailed provisions of the Indenture, a copy of which is filed as an exhibit to the Registration Statement and which is also available for inspection at the office of the Trustee. Section references are to the Indenture. The following summaries of certain provisions of the Indenture do not purport to be complete, and wherever particular provisions of the Indenture are referred to, such provisions, including definitions of certain terms, are incorporated by reference as part of such summaries or terms, which are qualified in their entirety by such reference to the provisions of the Indenture.
GENERAL
     The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provides that the Debt Securities may be issued from time to time in one or more series. The Debt Securities will be direct, unsecured and unsubordinated obligations of the Company and will rank equally with any other unsecured and unsubordinated obligations of the Company for borrowed money. Except as described under "Certain Covenants," the Indenture does not limit other indebtedness or securities which may be incurred or issued by the Company or any of its subsidiaries or contain financial or similar restrictions on the Company or any of its subsidiaries. The Company's rights and the rights of its creditors, including holders of Debt Securities, to participate in any distribution of assets of any subsidiary upon the latter's liquidation or reorganization or otherwise are effectively subordinated to the claims of the subsidiary's creditors, except to the extent that the Company or any of its creditors may itself be a creditor of that subsidiary.
                                       3

     The Prospectus Supplement which accompanies this Prospectus sets forth where applicable the following terms of and information relating to the Debt Securities offered thereby: (i) the designation of the Debt Securities; (ii) the aggregate principal amount of the Debt Securities; (iii) the date or dates on which principal of, and premium, if any, on the Debt Securities is payable; (iv) the rate or rates at which the Debt Securities shall bear interest, if any, or the method by which such rate shall be determined, the date or dates from which such interest will accrue and on which such interest will be payable and the related record dates; (v) if other than the offices of the Trustee, the place where the principal of and any premium or interest on the Debt Securities will be payable; (vi) any redemption, repayment or sinking fund provisions; (vii) if other than denominations of $1,000 or multiples thereof, the denominations in which the Debt Securities will be issuable; (viii) if other than the principal amount thereof, the portion of the principal amount due upon acceleration; (ix) whether the Debt Securities shall be issued in the form of a global security or securities; (x) any other specific terms of the Debt Securities; and (xi) if other than the Trustee, the identity of any trustees, paying agents, transfer agents or registrars with respect to the Debt Securities. (Section 2.3)
     The Debt Securities will be issued either in certificated, fully registered form, without coupons, or as global securities under a book-entry system, as specified in the accompanying Prospectus Supplement.
     Unless otherwise specified in the accompanying Prospectus Supplement, principal and premium, if any, will be payable, and the Debt Securities will be transferable and exchangeable without any service charge, at the office of the Trustee. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any such transfer or exchange. (Section 2.8)
     Interest on any series of Debt Securities will be payable on the interest payment dates set forth in the accompanying Prospectus Supplement to the persons in whose names the Debt Securities are registered at the close of business on the related record date and will be paid by checks mailed to such persons. (Sections 2.7 and 3.1)
     If the Debt Securities are issued as Original Issue Discount Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount, the federal income tax consequences and other special considerations applicable to such Original Issue Discount Securities will be generally described in the Prospectus Supplement.
     Unless otherwise described in the accompanying Prospectus Supplement, there are no covenants or provisions contained in the Indenture which afford the holders of the Debt Securities protection in the event of a highly leveraged transaction involving the Company.
BOOK-ENTRY SYSTEM
     If so specified in the accompanying Prospectus Supplement, Debt Securities of any series may be issued under a book-entry system in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary, which, unless otherwise specified in the accompanying Prospectus Supplement, will be The Depository Trust Company, New York, New York (the "Depositary"). The global securities will be registered in the name of the Depositary or its nominee.
     The Depositary has advised the Company that the Depositary is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
     Upon the issuance of a global security in registered form, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such global security to the accounts of participants. The accounts to be credited will be designated by the underwriters, dealers or agents, if any, or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global security will be shown on, and the transfer of that ownership interest will be effected only through,
                                       4
records maintained by the Depositary (with respect to participants' interests) or its nominee and the participants (with respect to the owners of beneficial interests in the global security). Ownership of beneficial interests in the global security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participants will be effected only through, records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.
     So long as the Depositary or its nominee is the registered owner of a global security, it will be considered the sole owner or holder of the Debt Securities represented by such global security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in such global security will not be entitled to have the Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificates representing the Debt Securities and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in such global security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing practice, in the event that the Company requests any action of the holders or a beneficial owner desires to take any action a holder is entitled to take, the Depositary would act upon the instructions of, or authorize, the participant to take such action.
     Payment of principal of, premium, if any, and interest on Debt Securities represented by a global security will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of the global security representing such Debt Securities. None of the Company, the Trustee, any paying agent or registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     The Company has been advised by the Depositary that the Depositary will credit participants' accounts with payments of principal, premium, if any, or interest on the payment date thereof in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the Depositary. The Company expects that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.
     A global security may not be transferred except as a whole by the Depositary to a nominee or successor of the Depositary or by a nominee of the Depositary to another nominee of the Depositary. A global security representing all but not part of the Debt Securities being offered hereby is exchangeable for Debt Securities in definitive form of like tenor and terms if (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such global security or if at any time the Depositary is no longer eligible to be or in good standing as a clearing agency registered under the Exchange Act, and in either case, a successor depositary is not appointed by the Company within 90 days of receipt by the Company of such notice or of the Company becoming aware of such ineligibility, or (ii) the Company in its sole discretion at any time determines not to have all of the Debt Securities represented by a global security and notifies the Trustee thereof. A global security exchangeable pursuant to the preceding sentence shall be exchangeable for Debt Securities registered in such names and in such authorized denominations as the Depositary for such global security shall direct. (Section 2.12)
CERTAIN COVENANTS
     LIMITATIONS ON LIENS. So long as any Debt Securities remain outstanding (but subject to defeasance as provided in the Indenture), the Company will not, and will not permit any Subsidiary (as defined below) to, issue, assume or guarantee any Indebtedness (as defined below) which is secured by a mortgage, pledge, security interest, lien or encumbrance (each a "lien") upon any property or assets of the Company or such Subsidiary or any shares of stock of or Indebtedness issued by any Subsidiary (whether such property, assets, shares of stock or Indebtedness are now owned or hereafter acquired) without effectively providing that, for so long as such lien shall continue in existence with respect to such secured Indebtedness, the Debt Securities (together with, if the Company shall so determine, any other Indebtedness of the Company ranking equally with the Debt Securities) shall be equally and ratably secured by a lien ranking ratably with or equal to (or at the Company's option prior to) such secured Indebtedness, except that the foregoing shall not apply to the following:
          (a) liens on the property, assets, shares of stock or Indebtedness of any person existing at the same time such person becomes a Subsidiary;
                                       5

          (b) liens on the property, assets, shares of stock or Indebtedness of a person existing at the time such person is merged into or consolidated with the Company or a Subsidiary or at the time all or substantially all of such property, assets or shares of stock of such person are purchased, leased or otherwise acquired by the Company or such Subsidiary;
          (c) subject to certain conditions, liens existing at the time of acquisition of the property or assets affected thereby by the Company or a Subsidiary, or liens to secure the payment of all or any part of the purchase price of such property or assets or to secure any Indebtedness incurred, assumed or guaranteed by the Company or a Subsidiary prior to, at the time of, or within one year after the acquisition of such property or assets (or in the case of real property, the completion of construction (including any improvements on an existing property or asset) or commencement of full operation of such property or asset, whichever is later) which Indebtedness is incurred, assumed or guaranteed for the purpose of financing all or any part of the purchase price thereof or, in the case of real property, construction or improvements thereon;
          (d) liens to secure Indebtedness of a Subsidiary to the Company or another Subsidiary;
          (e) liens in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction or improvement) of the property or assets subject to such liens (including, but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financing);
          (f) pledges, liens or deposits under worker's compensation or similar legislation and liens or judgments thereunder which are not currently dischargeable, or in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Company or any Subsidiary is a party, or to secure the public or statutory obligations of the Company or any Subsidiary, or in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which the Company or any Subsidiary is a party, or in litigation or other proceedings such as, but not limited to, interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;
          (g) certain liens created by or resulting from certain litigation or other proceedings, including certain liens arising out of certain judgments or awards or liens incurred for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding;
          (h) liens for certain taxes or assessments or governmental charges or levies, landlord's liens, certain liens of carriers, mechanics and materialman, certain statutory liens of banks and other financial institutions, and liens and charges incidental to the conduct of the business of the Company or any Subsidiary, or the ownership of their property or assets, which were not incurred in connection with the borrowing of money and which do not, in the opinion of the Board of Directors of the Company, materially impair the use of such property or assets in the operation of the business of the Company or such Subsidiary or the value of such property or assets for the purposes thereof;
          (i) liens not permitted by the foregoing clauses (a) to (h), inclusive, if at the time of, and after giving effect to, the creation or assumption of such lien, the aggregate amount of all outstanding Indebtedness of the Company and its Subsidiaries (without duplication) secured by all liens not so permitted by the foregoing clauses (a) through
     (i), inclusive, together with the Attributable Debt (as defined below) in respect of Sale and Lease-Back Transactions (as defined below) permitted by paragraph (a) under "LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS" below does not exceed 10% of Consolidated Net Tangible Assets (as defined below); or
          (j) subject to certain conditions, any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in the foregoing clauses (a) to (e), inclusive. (Section 3.9)
     LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS. The Company will not, and will not permit any Subsidiary to, enter into any Sale and Lease-Back Transaction unless (a) the Company or such Subsidiary would, at the time of entering into a Sale and Lease-Back Transaction, be entitled to incur Indebtedness secured by a lien on the property or assets to be leased in an amount at least equal to the Attributable Debt in respect of such transaction, without equally and ratably securing the Debt Securities pursuant to the provisions described under "Limitations on Liens" above, or (b) the direct or indirect proceeds of the sale of the property or assets to be leased are at least equal to the fair value of such property or assets (as determined by the Company's Board of Directors) and an amount equal to the net proceeds from the sale of the property or assets so leased
                                       6
is applied, within 90 days of the effective date of such transaction, (i) to the purchase or acquisition (or, in the case of real property, commencement of construction) of property or assets or (ii) to the retirement or repayment (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision) of Debt Securities or of Funded Indebtedness (as defined below) of the Company ranking on a parity with or senior to the Debt Securities or of Funded Indebtedness of a consolidated Subsidiary (subject to credits for certain voluntary retirement of Funded Indebtedness and certain delivery of Debt Securities to the Trustee for retirement and cancellation). (Section 3.10)
     DEFINITIONS. "ATTRIBUTABLE DEBT" means in connection with a Sale and Lease-Back Transaction, as of any particular time, the aggregate of present values (discounted at a rate per annum equal to the average interest borne by all outstanding Debt Securities determined on a weighted average basis and compounded semi-annually) of the obligations of the Company or any Subsidiary for net rental payments during the remaining term of the applicable lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term "net rental payments" under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, reconstruction, insurance, taxes, assessment, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.
     "CONSOLIDATED NET TANGIBLE ASSETS" means, at any date, the total assets appearing on the most recently prepared consolidated balance sheet of the Company and its Subsidiaries as of the end of a fiscal quarter of the Company, prepared in accordance with generally accepted accounting principles, less (a) all current liabilities as shown on such balance sheet and (b) all intangible assets shown on such balance sheet. "Intangible assets" means the value (net of any applicable reserves), as shown on or reflected in such balance sheet of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organizational costs; and (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); but in no event shall the term "intangible assets" include product development costs.
     "FUNDED INDEBTEDNESS" means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.
     "INDEBTEDNESS" means, without duplication, (a) all obligations for borrowed money, (b) all obligations evidenced by debentures, notes or other similar instruments, (c) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto), (d) all obligations to pay the deferred purchase price of property of services, except trade accounts payable arising in the ordinary course of business, (e) all obligations as lessee which are capitalized in accordance with generally accepted accounting principles, and (f) all Indebtedness of others guaranteed by the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).
     "SALE AND LEASE-BACK TRANSACTION" means an arrangement with any person providing for the leasing by the Company or a Subsidiary of any property or asset whereby such property or asset has been or is to be sold or transferred by the Company or a Subsidiary to such person; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including renewal rights, for not more than three years.
     "SUBSIDIARY" means any corporation, association, partnership, joint venture or other business entity of which at least a majority of the total voting power of outstanding securities or other interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time directly or indirectly owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries; provided, however, that the term "Subsidiary" shall not include the joint venture between Cone Mills (Mexico), S.A. de C.V. and Compania Industrial de Parras, S.A. de C.V. or any other partnership or joint venture substantially all the property of which is located, or substantially all of the business of which is carried on, outside the United States of America.
MERGER, CONSOLIDATION, SALE, LEASE OR CONVEYANCE
     The Indenture provides that the Company will not merge or consolidate with any other person or sell, lease or convey all or substantially all of its assets to any person unless (i) either the Company shall be the continuing corporation, or the resulting, surviving or transferee person shall be a corporation organized and existing under the laws of the United States or a State thereof or the District of Columbia and shall expressly assume the payment of principal of, premium, if any, and
                                       7
interest on the Debt Securities and the performance and observance of all of the covenants and agreements under the Indenture to be performed or observed by the Company, and (ii) immediately after such merger, consolidation, sale, lease or conveyance, the Company or such resulting, surviving or transferee person shall not be in default in the performance or observance of any covenant or agreement contained in the Indenture to be performed or observed by the Company or such resulting, surviving or transferee person.
EVENTS OF DEFAULT
     An Event of Default with respect to Debt Securities of any series issued under the Indenture is defined in the Indenture as being: default for 30 days in payment of any interest upon any Debt Securities of such series; default in any payment of principal or premium, if any, upon any Debt Securities of such series (including any sinking fund payment); default by the Company in performance of any other of the covenants or agreements in respect of the Debt Securities of such series or the Indenture which shall not have been remedied for a period of 90 days after written notice to the Company by the Trustee or the holders of at least 25% of the principal amount of all Debt Securities of all affected series, specifying that such notice is a "Notice of Default" under the Indenture; default by the Company in the payment at the final maturity thereof, after the expiration of any applicable grace period, of principal of, premium, if any, or interest on indebtedness for money borrowed in the principal amount then outstanding of $15,000,000 or more, or acceleration of any indebtedness in such principal amount so that it becomes due and payable prior to the date on which it would otherwise have become due and payable and such acceleration is not rescinded within ten business days after notice to the Company by the Trustee or the holders of at least 25% of the principal amount of all of the Debt Securities at the time outstanding (treated as one class); certain events involving bankruptcy, insolvency or reorganization of the Company; or any other Event of Default established for the Debt Securities of such series as set forth in the accompanying Prospectus Supplement. (Section 4.1) The Indenture provides that the Trustee shall transmit notice of any uncured default under the Indenture with respect to any series, within 90 days after the occurrence of such default, to the holders of Debt Securities of each affected series, except that the Trustee may withhold notice to the holders of any series of the Debt Securities of any default (except in payment of principal of, premium, if any, or interest on, such series of Debt Securities or any sinking or purchase fund) if the Trustee considers it in the interest of the holders of such series of Debt Securities to do so. (Section 4.11)
     The Indenture provides that (a) if an Event of Default due to the default in payment of principal of, premium, if any, or interest on, any series of Debt Securities issued under the Indenture or due to the default in the performance or breach of any other covenant or agreement of the Company applicable to the Debt Securities of such series but not applicable to all outstanding Debt Securities issued under the Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the Debt Securities of each affected series issued under the Indenture and then outstanding (each such series voting as a separate class) may declare the principal of all Debt Securities of such affected series and interest accrued thereon to be due and payable immediately; and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding Debt Securities issued thereunder and then outstanding, or due to a default in payment at final maturity or upon acceleration of indebtedness for money borrowed in the principal amount then outstanding of $15,000,000 or more, or to certain events of bankruptcy, insolvency and reorganization of the Company shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all Debt Securities issued under the Indenture and then outstanding (treated as one class) may declare the principal of all such Debt Securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, premium, if any, or interest on such Debt Securities) by the holders of a majority in principal amount of the Debt Securities of all such affected series then outstanding (each such series voting as a separate class or all such Debt Securities voting as a single class, as the case may be). (Sections 4.1 and 4.10)
     The holders of a majority in principal amount of the Debt Securities of each series then outstanding and affected (with each series voting as a separate class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Debt Securities of such series under the Indenture, subject to certain limitations specified in the Indenture, provided that the holders of such Debt Securities shall have offered to the Trustee reasonable indemnity against expenses and liabilities. (Sections 4.9 and 5.2(d))
     The Indenture provides that no holder of Debt Securities of any series may institute any action against the Company under the Indenture (except actions for payment of overdue principal, premium, if any, or interest) unless such holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the Debt Securities of each affected series (with each series voting as a separate class) issued under the Indenture and then outstanding shall have requested the Trustee to institute such action and shall have offered the
                                       8

Trustee reasonable indemnity, and the Trustee shall not have instituted such action within 60 days of such request, and the Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the Debt Securities of each affected series (with each series voting as a separate class) issued under such Indenture and then outstanding. (Sections 4.6 and 4.7)
     The Indenture requires the annual filing by the Company with the Trustee of a written statement as to compliance with the covenants and agreements contained in the Indenture. (Section 3.5)
DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE
     The Company can discharge or defease its obligations under the Indenture as set forth below.
     The Company may discharge the Indenture with respect to any series of Debt Securities issued under the Indenture which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by the terms due and payable within one year (or which may be called for redemption within one year) by irrevocably depositing with the Trustee cash and/or direct obligations of the United States as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of, premium, if any, and interest on such Debt Securities. However, the Company may not thereby avoid its duty to register the transfer or exchange of such series of Debt Securities, to replace any mutilated, destroyed, lost or stolen Debt Securities of such series or to maintain an office or agency in respect of such series of Debt Securities. (Section 9.1)
     In the case of any series of Debt Securities in respect of which the exact amounts of principal of, premium, if any, and interest due on such series can be determined at the time of making the deposit referred to below, the Company at its option at any time may also (i) discharge any and all of its obligations to holders of such series of Debt Securities issued under the Indenture ("defeasance"), but may not thereby avoid its duty to register the transfer or exchange of such series of Debt Securities, to replace any mutilated, destroyed, lost, or stolen Debt Securities of such series or to maintain an office or agency in respect of such series of Debt Securities or (ii) be released with respect to any outstanding series of Debt Securities issued under the Indenture from the obligations imposed by the covenants described under the captions "Certain Covenants" and "Merger, Consolidation, Sale, Lease, or Conveyance" above and omit to comply with such covenants without creating an Event of Default ("covenant defeasance"). Defeasance or covenant defeasance may be effected only if, among other things: (i) the Company irrevocably deposits with the Trustee cash and/or direct obligations of the United States as trust funds in an amount certified by a nationally recognized firm of independent public accountants to be sufficient to pay each installment of principal of, premium, if any, and interest on all outstanding Debt Securities of such series issued under the Indenture on the dates such installments of principal, premium, if any, and interest are due; (ii) no default or Event of Default shall have occurred and be continuing on the date of the deposit referred to in clause (i) or, in respect of certain events of bankruptcy, insolvency or reorganization, during the period ending on the 91st day after the date of such deposit (or any longer applicable preference period); and (iii) the Company delivers to the Trustee an opinion of counsel to the effect that the holders of such series of Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred (in the case of defeasance, such opinion must be based on a ruling of the Internal Revenue Service or a change in the United States federal income tax law occurring after the date of the Indenture). (Sections 9.2, 9.3, 9.4 and 9.5)
MODIFICATION OF THE INDENTURE
     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority of principal amount of the Debt Securities at the time outstanding of all series affected (voting as one class), to modify the Indenture or any supplemental indenture or the rights of the holders of the Debt Securities except that no such modification shall (i) extend the final maturity of any of the Debt Securities or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy or impair or affect the right or any holder of the Debt Securities to institute suit for the payment thereof without the consent of the holder of each of the Debt Securities so affected or (ii) reduce the aforesaid percentage in principal amount of Debt Securities, the consent of the holders of which is required for any such modification, without the consent of the holders of all Debt Securities then outstanding. (Section 7.2)
                                       9

CONCERNING THE TRUSTEE
     The Trustee may hold Debt Securities, act as a depository for funds of, make loans to, or perform other services for, the Company and its subsidiaries as if it were not the Trustee. (Section 5.4)
                              PLAN OF DISTRIBUTION
     The Company may sell the Debt Securities being offered hereby in four ways:
(i) directly to purchasers, (ii) through agents, (iii) through underwriters and
(iv) through dealers. Debt Securities may be sold from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
     Offers to purchase Debt Securities may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered, will be named, and any commissions payable by the Company to such agent will be set forth, in the accompanying Prospectus Supplement. Unless otherwise indicated in the accompanying Prospectus Supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment. The Company shall have the sole right to accept offers to purchase Debt Securities and may reject any proposed offer in whole or in part. Agents shall have the right, in their sole discretion, to reject any offer received by them to purchase the Debt Securities in whole or in part. Agents may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.
     If an underwriter or underwriters are utilized in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered, the Company will execute an underwriting agreement with such underwriters at the time of the sale to them and the names of the underwriters and the terms of the transaction will be set forth in the accompanying Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities in respect of which the Prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.
     If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.
     The place and time of delivery of the Debt Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.
                                       10

                                    EXPERTS
     The consolidated balance sheets of the Company as of January 2, 1994 and January 3, 1993 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended January 2, 1994, and the related financial statement schedules, which appear in the Company's annual report on Form 10-K for the year ended January 2, 1994, have been incorporated by reference in this Prospectus in reliance upon the reports, dated February 11, 1994 except for Note 17 as to which the date is March 8, 1994, of McGladrey & Pullen, LLP, independent accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.
     The consolidated balance sheet of Golding Industries, Inc. and Subsidiary as of December 31, 1993 and the consolidated statements of operations, shareholder's deficit and cash flows for the year then ended, incorporated by reference in this Prospectus, which appear in the Company's Current Report on Form 8-K dated December 2, 1994 as amended by the Current Report on Form 8-K/A dated February 13, 1995, have been incorporated in this Prospectus in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, incorporated by reference herein, and given on the authority of that firm as experts in accounting and auditing.
                                 LEGAL OPINIONS
     The validity of the Debt Securities offered hereby will be passed upon for the Company by Neil W. Koonce, Esq., Vice President and General Counsel for the Company. Certain legal matters relating to the Debt Securities offered hereby will be passed upon for the Company by Schell Bray Aycock Abel & Livingston L.L.P., Greensboro, North Carolina. Doris R. Bray, a partner of Schell Bray Aycock Abel & Livingston L.L.P., is a director of the Company and beneficially owns 16,000 shares of Common Stock of the Company.
     The validity of the Debt Securities offered hereby will be passed upon for any underwriters, dealers or agents by King & Spalding, Atlanta, Georgia. King & Spalding will rely upon the opinion of Schell Bray Aycock Abel & Livingston L.L.P. as to all matters involving North Carolina law.
                                       11

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
     All of the expenses in connection with the offering are as follows:

Securities and Exchange Commission registration fee.......................................   $ 34,483
Legal fees and expenses...................................................................     50,000
Printing and engraving....................................................................     25,000
Accountant's fees and expenses............................................................     43,000
Blue Sky qualification fees and expenses..................................................     10,000
Miscellaneous.............................................................................      7,517
     Total................................................................................   $170,000*

* Estimated
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Article XI of the Company's Bylaws, as amended, provides:
                          ARTICLE XI. INDEMNIFICATION
     Section 11-1. EXTENT. In addition to the indemnification otherwise provided for by law or by the Articles of Incorporation of the Corporation, the Corporation shall indemnify and hold harmless its directors and officers against all liability and litigation expense, including reasonable attorneys' fees, arising out of their status as directors or officers or their activities in any of such capacities or in any capacity in which any of them is or was serving, at the Corporation's request, in another corporation, partnership, joint venture, trust or other enterprise and the Corporation shall indemnify and hold harmless its directors, officers, and employees who are deemed to be fiduciaries of the Corporation's employee pension and welfare benefit plans as defined under the Employee Retirement Income Security Act of 1974, as amended ("ERISA fiduciaries"), against all liability and litigation expenses, including reasonable attorneys' fees, arising out of their status or activities as ERISA fiduciaries; provided, however, that the Corporation shall not indemnify a director or officer against liability or litigation expense that he may incur on account of his activities that at the time taken were known or reasonably should have been known by him to be clearly in conflict with the best interests of the Corporation, and the Corporation shall not indemnify an ERISA fiduciary against any liability or litigation expense that he may incur on account of his activities that at the time taken were known or reasonably should have been known by him to be clearly in conflict with the best interests of the employee benefit plan to which the activities relate. The Corporation shall also indemnify the director, officer or ERISA fiduciary for reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to indemnification granted herein, if it is determined in accordance with Section 11-2 of this Article that the director, officer or ERISA fiduciary is entitled to indemnification hereunder.
     Section 11-2. DETERMINATION. Any indemnification under Section 11-1 shall be paid by the Corporation in any specific case only after a determination that the director, officer or ERISA fiduciary did not act in a manner, at the time the activities were taken, that was known or reasonably should have been known by him to be clearly in conflict with the best interests of the Corporation, or the employee benefit plan to which the activities relate, as the case may be. Such determination shall be made (a) by the affirmative vote of a majority (but not less than two) of directors who are or were not parties to such action, suit or proceeding or against whom any such claim is asserted ("disinterested directors") even though less than a quorum, or (b) if a majority (but not less than two) of disinterested directors so direct, by independent legal counsel in a written opinion, or (c) by the vote of a majority of all of the voting shares other than those owned or controlled by directors, officers or ERISA fiduciaries who were parties to such action, suit or proceeding or against whom such claim is asserted, or by a unanimous vote of all of the voting shares, or (d) by a court of competent jurisdiction.
     Section 11-3. ADVANCED EXPENSES. Expenses incurred by a director, officer or ERISA fiduciary in defending a civil or criminal claim, action, suit or proceeding may, upon approval of a majority (but not less than two) of the disinterested directors, even though less than a quorum, or, if there are less than two disinterested directors, upon unanimous approval of the Board of Directors, be paid by the Corporation in advance of the final disposition of such claim, action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or ERISA fiduciary to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified against such expenses by the Corporation.
                                      II-1

     Section 11-4. CORPORATION. For purposes of this Article, references to directors, officers or ERISA fiduciaries of the "Corporation" shall be deemed to include directors, officers and ERISA fiduciaries of Cone Mills Corporation, its subsidiaries, and all constituent corporations absorbed into Cone Mills Corporation or any of its subsidiaries by a consolidation or merger.
     Section 11-5. RELIANCE AND CONSIDERATION. Any director, officer or ERISA fiduciary who at any time after the adoption of this Bylaw serves or has served in any of the aforesaid capacities or any other capacity for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this Bylaw. No amendment, modification or repeal of this Article XI shall adversely affect the right of any director, officer or ERISA fiduciary to indemnification hereunder with respect to any activities occurring prior to the time of such amendment, modification or repeal.
     Section 11-6. INSURANCE. The Corporation may purchase and maintain insurance on behalf of its directors, officers, employees and agents and those persons who were serving at the request of the Corporation as a director, officer, partner or trustee of, or in some other capacity in, another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or otherwise. Any full or partial payment made by an insurance company under any insurance policy covering any director, officer, employee or agent made to or on behalf of a person entitled to indemnification under this Article shall relieve the Corporation of its liability for indemnification provided for in this Article or otherwise to the extent of such payment, and no insurer shall have a right of subrogation against the Corporation with respect to such payment.
     The North Carolina General Statutes contain provisions prescribing the extent to which directors and officers shall or may be indemnified. These statutory provisions are set forth below:
                      CH. 55 N.C. BUSINESS CORPORATION ACT
                            PART 5. INDEMNIFICATION.
(SECTION MARK)55-8-50. POLICY STATEMENT AND DEFINITIONS.
     (a) It is the public policy of this State to enable corporations organized under this Chapter to attract and maintain responsible, qualified directors, officers, employees and agents, and, to that end, to permit corporations organized under this Chapter to allocate the risk of personal liability of directors, officers, employees and agents through indemnification and insurance as authorized in this Part.
     (b) Definitions in this Part:
          (1) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.
          (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.
          (3) "Expenses" means expenses of every kind incurred in defending a proceeding, including counsel fees.
          (4) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.
          (4a) "Officer", "employee", or "agent" includes, unless the context requires otherwise, the estate or personal representative of a person who acted in that capacity.
          (5) "Official capacity" means: (i) when used with respect to a director, the office of director in a corporation; and (ii) when used with respect to an individual other than a director, as contemplated in G.S. 55-8-56, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf
                                      II-2
     of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.
          (6) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
          (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.
(SECTION MARK)55-8-51. AUTHORITY TO INDEMNIFY.
     (a) Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:
          (1) He conducted himself in good faith; and
          (2) He reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and
          (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.
     (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).
     (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.
     (d) A corporation may not indemnify a director under this section:
          (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or
          (2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.
     (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.
     (f) The authorization, approval or favorable recommendation by the board of directors of a corporation of indemnification, as permitted by this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such indemnification shall be void or voidable on such ground.
(SECTION MARK)55-8-52. MANDATORY INDEMNIFICATION.
     Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.
(SECTION MARK)55-8-53. ADVANCE FOR EXPENSES.
     Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.
                                      II-3

(SECTION MARK)55-8-54. COURT-ORDERED INDEMNIFICATION.
     Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:
          (1) The director is entitled to mandatory indemnification under G.S. 55-8-52, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or
          (2) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in G.S. 55-8-51 or was adjudged liable as described in G.S. 55-8-51(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.
(SECTION MARK)55-8-55. DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.
     (a) A corporation may not indemnify a director under G.S. 55-8-51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in G.S. 55-8-51.
     (b) The determination shall be made:
          (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;
          (2) If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;
          (3) By special legal counsel (i) selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or (ii) if a quorum of the board of directors cannot be obtained under subdivision
     (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or
          (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.
     (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection
(b)(3) to select counsel.
(SECTION MARK)55-8-56. INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS.
     Unless a corporation's articles of incorporation provide otherwise:
          (1) An officer of the corporation is entitled to mandatory indemnification under G.S. 55-8-52, and is entitled to apply for court-ordered indemnification under G.S. 55-8-54, in each case to the same extent as a director.
          (2) The corporation may indemnify and advance expenses under this Part to an officer, employee, or agent of the corporation to the same extent as to a director; and
          (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.
(SECTION MARK)55-8-57. ADDITIONAL INDEMNIFICATION AND INSURANCE.
     (a) In addition to and separate and apart from the indemnification provided for in G.S. 55-8-51, 55-8-52, 55-8-54, 55-8-55 and 55-8-56, a corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to
                                      II-4
indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan. Any provision in any articles of incorporation, bylaw, contract, or resolution permitted under this section may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.
     (b) The authorization, adoption, approval, or favorable recommendation by the board of directors of a public corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation or bylaw provision or contract or resolution shall be void or voidable on such grounds. The authorization, adoption, approval, or favorable recommendation by the board of directors of a nonpublic corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, which occurred prior to July 1, 1990, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation, bylaw provision, contract or resolution shall be void or voidable on such grounds. Except as permitted in G.S. 55-8-31, no such bylaw, contract, or resolution not adopted, authorized, approved or ratified by shareholders shall be effective as to claims made or liabilities asserted against any director prior to its adoption, authorization, or approval by the board of directors.
     (c) A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under any provision of this Chapter.
(SECTION MARK)55-8-58. APPLICATION OF PART.
     (a) If articles of incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles.
     (b) This Part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.
     (c) This Part shall not affect rights or liabilities arising out of acts or omissions occurring before July 1, 1990.
ITEM 16. EXHIBITS.
     The following exhibits are filed as part of the Registration Statement:

  EXHIBIT                                                                                                      SEQUENTIAL
    NO.                                                DESCRIPTION                                              PAGE NO.
     4.1      Form of Indenture dated as of February 14, 1995 between the Registrant and Wachovia Bank of
              North Carolina, N.A., Trustee.
     5.1      Opinion of Neil W. Koonce, Esq., Vice President and General Counsel of Registrant as to
              validity of Debt Securities.
    12.1      Computation of Ratio of Earnings to Fixed Charges.
    23.1      Consent of McGladrey & Pullen, LLP.
    23.2      Consent of Coopers & Lybrand L.L.P.
    23.3      Consent of Neil W. Koonce, Esq. is contained in the opinion included as Exhibit 5.1.
    25.1      Form T-1, Statement of Eligibility of Trustee.

ITEM 17. UNDERTAKINGS.
     (a) The undersigned registrant ("Registrant") hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                                      II-6

                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on February 14, 1995.
                                         CONE MILLS CORPORATION
                                         By: /s/       J. PATRICK DANAHY
                                               J. PATRICK DANAHY, PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER
                               POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J. Patrick Danahy and Terry L. Weatherford, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on February 14, 1995.

                      SIGNATURE                                            TITLE                             DATE
          /s/              DEWEY L. TROGDON             Chairman of the Board of Directors            February 14, 1995
                   DEWEY L. TROGDON
          /s/              J. PATRICK DANAHY            Director, President and Chief                 February 14, 1995
                  J. PATRICK DANAHY                       Executive Officer
                                                          (Principal Executive Officer)
           /s/               JOHN L. BAKANE             Director, Vice President and Chief            February 14, 1995
                    JOHN L. BAKANE                        Financial Officer
                                                          (Principal Financial Officer)
           /s/                DORIS R. BRAY             Director                                      February 14, 1995
                    DORIS R. BRAY
          /s/              LESLIE W. GAULDEN            Director                                      February 14, 1995
                  LESLIE W. GAULDEN
         /s/            JEANETTE CONE KIMMEL            Director                                      February 14, 1995
                 JEANETTE CONE KIMMEL

                                      II-7

                      SIGNATURE                                            TITLE                             DATE
          /s/               CHARLES M. REID             Director                                      February 14, 1995
                   CHARLES M. REID
          /s/             JOHN W. ROSENBLUM             Director                                      February 14, 1995
                  JOHN W. ROSENBLUM
          /s/              RICHARD S. VETACK            Director                                      February 14, 1995
                  RICHARD S. VETACK
         /s/              BUD W. WILLIS, III            Director                                      February 14, 1995
                  BUD W. WILLIS, III
           /s/                 J. D. HOLDER             Controller (Principal Accounting Officer)     February 14, 1995
                     J. D. HOLDER

                               INDEX TO EXHIBITS

  EXHIBIT                                                                                                      SEQUENTIAL
    NO.                                                DESCRIPTION                                              PAGE NO.
     4.1      Form of Indenture dated as of February 14, 1995 between the Registrant and Wachovia Bank of
              North Carolina, N.A., Trustee.
     5.1      Opinion of Neil W. Koonce, Esq., Vice President and General Counsel of Registrant as to
              validity of Debt Securities.
    12.1      Computation of Ratio of Earnings to Fixed Charges.
    23.1      Consent of McGladrey & Pullen, LLP.
    23.2      Consent of Coopers & Lybrand L.L.P.
    23.3      Consent of Neil W. Koonce, Esq. is contained in the opinion included as Exhibit 5.1.
    25.1      Form T-1, Statement of Eligibility of Trustee.

                                      II-9

*****************************************************************************
                                 APPENDIX

On the Prospectus Cover the Cone Mills logo appears where indicated and the redherring appears in the left-hand corner of the page, rotated
90 degrees. Text is is as follows:

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.